UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 27, 2006

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000 – 30733	41-1978822

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10700 Bren Road West
Minnetonka, Minnesota		55343

(Address of principal executive offices)		(Zip Code)

(952) 930-6000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On July 27, 2006, American Medical Systems Holdings, Inc. (the “Company”) issued a press release announcing financial results for its second quarter and first six months of fiscal year 2006. A copy of the Company’s press release has been filed as Exhibit 99.1 to this report and is incorporated by reference.
The actual financial results reported in the press release do not include any operating results related to the Laserscope acquisition which closed on July 25, 2006. Laserscope’s urology revenues for its second quarter were $23.0 million.
The press release includes financial measures that are not calculated in accordance with GAAP, consisting of non-GAAP measures for net income and net income per share adjusted to account for:
•	the fact that stock option expensing in accordance with SFAS 123(R) was first implemented during the current year’s first quarter;

•	in-process research and development charges related to acquisitions completed during the second quarter of 2006; and

•	financing charges from bridge financing committed at the time of the Laserscope acquisition announcement.
These charges result from facts and circumstances that vary in frequency and/or impact on operations. Management uses these non-GAAP measures to evaluate the Company’s operating and financial performance and for planning purposes. Management also uses these non-GAAP measures to compare performance from period to period on a consistent basis. Management believes that this information is useful to investors so that they can evaluate the Company’s operating and financial performance using the same measures that management uses and can compare the Company’s performance from period to period on a consistent basis.
The press release also includes the Company’s projected net income per share for the third quarter of 2006 and the full 2006 fiscal year on a non-GAAP basis, with and without the impact of the Company’s recent acquisition of Laserscope and adjusted to account for:
•	in-process research and development charges related to acquisitions completed during 2006;

•	financing charges from bridge financing committed at the time of the Laserscope acquisition announcement; and

•	the impact of the discontinued Laserscope aesthetics operations; and

•	stock option expensing in accordance with SFAS 123 (R).

Further, the press release refers to cash earnings defined as previously defined non-GAAP earnings plus tax-effected depreciation, amortization and stock-based compensation expenses.
Management uses these non-GAAP measures to compare projected 2006 revenue and earnings to the prior year’s performance and previous guidance estimates on a consistent basis. Management believes that this information is useful to investors so that they also can compare projected 2006 revenues and earnings to past performance and previous guidance estimates on a consistent basis.
Reliance on any of the non-GAAP measures included in the press release could limit investors’ ability to compare the Company’s operating and financial performance with the performance of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. Pursuant to Regulation G, the Company has included in the press release a schedule reconciling each non-GAAP financial measure to the most directly comparable GAAP financial measure, to the extent available.
The information contained in this report and the exhibits hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
     (a)   Financial Statements of Businesses Acquired.
     Not Applicable.
     (b)   Pro Forma Financial Information.
     Not Applicable.
     (c)   Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 27, 2006 (included herewith).

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Dated: July 27, 2006	By:	/s/ Carmen L. Diersen
Carmen L. Diersen
Executive Vice President and Chief Financial Officer

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated July 27, 2006 (included herewith).

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